Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-201253 of our report dated March 31, 2014 (May 14, 2014 as to Notes 5 and 6) relating to the financial statements of Reverse Mortgage Investment Trust Inc. appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York
January 21, 2015